First Amendment to Second Amended and Restated Credit Agreement
This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is entered into as of June 10, 2019, among IRET PROPERTIES, a North Dakota Limited Partnership, a North Dakota limited partnership (the “Borrower”), the Guarantors party hereto, the several financial institutions party hereto, as Lenders, and Bank of Montreal, as Administrative Agent.
Preliminary Statements
A.    The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have heretofore entered into that certain Second Amended and Restated Credit Agreement dated as of August 31, 2018 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms below.
C.    This Amendment shall constitute a Loan Document and these Preliminary Statements shall be construed as part of this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment to Credit Agreement.
Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
2.1.    Clause (d) of the defined term “Borrowing Base Requirements” appearing in Section 1 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:
(d)    Borrowing Base Properties located in the Metropolitan Statistical Area designated the “Rochester, MN Metro Area”, together with Borrowing Base Properties in Metropolitan Statistical Areas with Reported Populations of greater than or equal to 500,000 shall constitute at least 50% of the Borrowing Base.
2.2.    The defined term “Fiscal Year Change Date” appearing in Section 1 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:
“Fiscal Year Change Date” means May 1st in any calendar year in which the Borrower elects pursuant to Section 8.15 to adjust its Fiscal Year from a twelve-month period ending on April 30th to a twelve-month period ending on December 31st. In the calendar year 2018 the Borrower elected pursuant to Section 8.15 to adjust its Fiscal Year to a twelve-month period ending on December 31st. For purposes of this Agreement, the Fiscal Year Change Date is May 1, 2018.

Section 2.	Reaffirmation of Guaranties.
Each Guarantor hereby (i) acknowledges and consents to the terms of this Amendment and the Credit Agreement as amended by this Amendment, (ii) confirms that its Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, and all of its obligations thereunder, as amended, remain in full force and effect and (iii) reaffirms all of the terms, provisions, agreements and covenants contained in its Guaranty. Each Guarantor agrees that its consent to any further amendments or modifications to the Credit Agreement and other Loan Documents shall not be required solely as a result of this acknowledgment and consent having been obtained, except to the extent, if any, required by any Guaranty.

Section 3.	Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
3.1.    The Administrative Agent shall have received this Amendment duly executed by the Borrower, each Guarantor, the Administrative Agent, and the Required Lenders.
3.2    The Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request, and legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

Section 4.	Representations.
In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and each other Guarantor hereby represents to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) as of the date of this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result immediately after giving effect to this Amendment.

Section 5.	Miscellaneous.
5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
5.2.    The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5‑1401 and Section 5‑1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[Signature Pages Follow]

This First Amendment to Second Amended and Restated Credit Agreement is entered into as of the date and year first above written.
“Borrower”
IRET Properties, a North Dakota Limited Partnership
By: IRET, Inc.
Its: General Partner
By:/s/ John Kirchmann
Name:     John Kirchmann
Title:    Chief Financial Officer
“Guarantors”
IRET, Inc.
By:/s/ John A. Kirchmann
Name:     John Kirchmann
Title:    Chief Financial Officer
Investors Real Estate Trust
By:/s/ John A. Kirchmann
Name:     John Kirchmann
Title:    Chief Financial Officer

IRET - Grand Gateway Apartments, LLC
IRET - Homestead Gardens I, LLC
IRET - River Ridge Apartments, LLC
IRET - Homestead Gardens II, LLC

By:/s/ John Kirchmann
Name:     John Kirchmann
Title:    Vice President and Treasurer

“Administrative Agent”
Bank of Montreal, as Administrative Agent

By:	/s/ Michael Kauffman_________________
Name:    Michael Kauffman
Title:    Managing Director

“L/C Issuer”
BMO Harris Bank N.A., as L/C Issuer

By:	/s/ Michael Kauffman_____________
Name:    Michael Kauffman
Title:    Managing Director

“Lenders”
BMO Harris Bank N.A., as a Lender

By:	/s/ Michael Kauffman_____________
Name:    Michael Kauffman
Title:    Managing Director

KeyBank, National Association, as a Lender
By:/s/ Jonathan Bond_____________________
Name:    Jonathan Bond
Title:    Assistant Vice President

PNC Bank, National Association, as a Lender
By: /s/ James A. Harmann_________________
Name:    James A. Harmann
Title:    Senior Vice President

Royal Bank of Canada, as a Lender
By: /s/ Brian Gross_______________________
Name:    Brian Gross
Title:    Authorized Signatory

U.S. Bank National Association, as a Lender
By: /s/ Michael Raarup___________________
Name:    Michael Raarup
Title:    Vice President

Associated Bank, National Association, as a Lender
By: /s/ Mitchell Vega_____________________
Name:    Mitchell Vega
Title:    Vice President

Bank of North Dakota, as a Lender
By: /s/ Kim Kautzman____________________
Name:    Kim Kautzman
Title:    Business Banker

Raymond James Bank, N.A., as a Lender
By: /s/ Douglas Marron___________________
Name:    Douglas Marron
Title:    Senior Vice President